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                                                           Exhibit 5.1



                                       February 4, 1997

Puro Water Group, Inc.
56-45 58th Street
Maspeth, New York 11378

    Re: Registration Statement on Form SB-2
        SEC File No. 333-16247
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Gentlemen:

    At your request, we have examined the Registration Statement on Form SB-2 of Puro Water Group, Inc. (the "Company") filed by you with the Securities and Exchange Commission ("SEC") on this date (Registration No. 333-16247), including exhibits and amendments thereto (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 1,350,000 shares of common stock of the Company, par value $.0063 per share (the "Shares"), all of which are authorized but heretofore unissued (following proposed stock split which shall be effected prior to the consummation of the instant offering) and an over-allotment option for 202,500 Shares held by the underwriters which will be purchased from the Company. The Shares are to be sold to the underwriters for resale to the public as described in the Registration Statement and pursuant to the Underwriting Agreement filed as an exhibit thereto. As your counsel, we have examined the proceedings proposed to be taken in connection with said sale and issuance of the Shares.

    For purposes of this opinion, we have examined such matters of law and originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have relied upon certificates of public officials and certificates of officers of the Company for the accuracy of material factual matters contained therein which were not independently established.



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Puro Water Group, Inc.
February 4, 1997
Page Two



    Based on the foregoing, it is our opinion that the Shares are duly and validly authorized and, upon the sale and issuance thereof in the manner referred to in the Registration Statement, and upon payment therefor, will be legally issued, fully paid and nonassessable.

                                       Very truly yours,





                                       LEV, BERLIN & DALE, P.C.